Exhibit 99.2

1 2006 Performance vs. Guidance ($ in millions, except per EPS) Minority Share As Purchase ($ in millions, except EPS) 2006 Guidance (A) Reported Agreement ProForma Revenue LATAM $670 - $680 $687 $687 Europe $210 - $220 $224 $224 Campus-Based $880 - $900 $911 $911 Online $230 -$235 $235 $235 Total Revenue: $1,110 - $1,135 $1,146 $1,146 Enrollment Campus-Based Total 14% - 16% 11% 11% Online New 17% - 19% 16% 16% Online Total 19% - 21% 24% 24% Operating Margin Campus-Based 17% - 18% 17% 0.19% 17% Online 18% - 19% 18% 0.00% 18% Total Operating Margin 13% - 14% 13% 0.15% 13% Corporate G&A ~$46 $46 $46 Minority Interest (% campus EBIT) 17% - 18% 7.6% 11.1% 18.7% Earnings Per Share (incl. FAS 123R) $1.99 - $2.06 $1.96 $0.13 $2.09 (A) Guidance was updated with the Q3 Press Release NOTE: FAS 123R impact on EPS was $0.10

2 2007 Guidance ($in millions, except EPS) Guidance Guidance 1Q 2007 FY 2007 Revenue LATAM $130 - $145 $760 - $805 Europe $70 - $75 $240 - $265 Campus-Based $200 - $220 $1,000 - $1,070 Online $65 - $70 $275 - $305 Total Revenue: $265 - $290 $1,275 - $1,375 Total Enrollment Campus-Based Total 11% - 13% Online Total 18% - 21% Operating Margin Latin America (2%) - (4%) 22% - 24% Europe 22% - 23% 13% - 14% Campus Based 2% - 3% 18% - 19% Online 13% - 14% 19% - 20% Corporate G&A $10 - $12 $46 - $50 Campus G&A $6 - $7 $23 - $25 Minority Interest (% campus EBIT) 41% - 43% 10% - 12% Tax Rate 10% - 13% 10% - 13% Share Count (M) 51.7 54.2 Earnings Per Share - GAAP ($0.79) - ($0.81) $1.63 - $1.73 Transaction Fees (A) ($0.15) ($0.31) Minority Share Purchase Agreement (B) ($0.60) ($0.51) Earnings Per Share - Before Acct Change ($0.04) - ($0.06) $2.45 - $2.55 (A) Excluding compensation-related expenses payable upon the closing of the transaction, transaction fees are anticipated to be $8M in 1Q and $18M for the year (B) Minority Share Purchase Agreement (Put Option) charges are anticipated to be $31M in 1Q and $26M for the year

3 Minority Share Purchase Agreement Example: Recording the Charge EXAMPLE -- FOR ILLUSTRATIVE PURPOSES When evaluating a minority interest put option: Step 1: Calculate current value of the 10% Put option $55.0 Step 2: Compare value of the Put option to the recorded Minority Interest liability on the Balance Sheet Fair Market Historical Vested Vested Incremental Value of Put Minority Int. Shortfall % (A) Amount Liability 12/31/2006 55.0 19.0 36.0 0% 0.0 0.0 1Q Impact 5.0 31.0 3/31/2007 55.0 24.0 31.0 100% 31.0 31.0 (A) Time vesting is calculated as: Months elapsed after issuance / months from issuance until Put is exercisable Recorded as follows: Increase (credit) Minority Interest Liability $31.0 Decrease (debit) Equity ($31.0) Step 3: Calculate EPS impact at 3/31/2007 The charge to EPS is included in "Effect of Minority Put Arrangements" on the P&L. This amount ($31.0M) is recorded through equity in Step 2 above Effect of Minority Put Arrangements ($31.0) Weighted Shares 51.7 EPS Impact ($0.60)

Minority Share Purchase Agreement
Example: Impact when the Put is Exercised ($ in millions, except EPS)

Assume the Put option is exercised in 2Q 2007 (at 6/30/07)

Step 1: Calculate additional Minority Interest recorded on Put option in prior periods at time of Put exercise

	Fair Market Value of Put	Historical Minority Int.	Shortfall	Vested % (A)	Vested Amount	Incremental Liability
12/31/2006	55.0	19.0	36.0	0%	0.0	0.0
1Q Impact		5.0				31.0
3/31/2007	55.0	24.0	31.0	100%	31.0	31.0
2Q Impact		3.0				(3.0)
6/30/2007	55.0	27.0	28.0	100%	28.0	28.0

(A) Time vesting is calculated as:
Months elapsed after issuance / months from issuance until Put is exercisable

Step 2: Once the Put option is exercised, unwind the incremental liability recorded in all prior periods (before you apply Step Acquisition accounting)

Recorded as follows:

Decrease (debit) Minority Interest Liability	($28.0)
Increase (credit) Equity	**$28.0**

Step 3: **Calculate EPS impact 6/30/2007**

The charge to EPS is included in "Effect of Minority Put Arrangements: on the P&L. This amount ($28.0M) is recorded through equity in Step 2 above

Effect of Minority Put Arrangement reversal	**$28.0**
Weighted Shares	51.7
EPS Impact	$0.54

EXAMPLE -- FOR ILLUSTRATIVE PURPOSES

Conclusion: The impact to EPS associated with ASR 268 results in timing differences, as reductions taken to EPS will be offset once the Company purchases the minority partner's shares.

LAUREATE EDUCATION, INC.

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5 Reconciliation of GAAP to Adjusted Results Non-GAAP Financial Measures Today’s earnings release contains certain non-GAAP financial measures. Management believes these non- GAAP items provide useful information to management and investors by excluding certain items that may not be indicative of the Company’s core operating and financial results. Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; certain other non-cash charges including expense related to stock options; and the impact from the charges related to minority share ownership purchase agreements (“minority put agreements”). Reconciliations of non-GAAP financial measures to corresponding GAAP amounts can be found in the tables below and in the investor relations section of the Company’s web site, www.laureate-inc.com.